                                                               Exhibit 99.1




FindWhat.com                                               News Release
------------------------------------------------------------------------------
Company Contact:
Karen Yagnesak
FindWhat.com
239-561-7229
KarenY@FindWhat.com

                  FINDWHAT.COM RAISES FULL YEAR 2003 ESTIMATES
          - PROJECTS Q4 2003 REVENUE WILL INCREASE 14% VERSUS Q3 2003 -

FORT MYERS, FL - DECEMBER 10, 2003 - FINDWHAT.COM (NASDAQ: FWHT), a leading developer and provider of performance-based marketing services for the Internet, today updated its financial guidance for full year 2003. FindWhat.com last provided 2003 guidance on October 20, 2003.

The Company announced that it believes revenue in 2003 will be over $71.5 million, an increase of 67% versus 2002 revenue of $42.8 million, and $1.5 million higher than its previous revenue projection for 2003. FindWhat.com expects Q4 2003 revenue to be at least $20.3 million, an increase of 14% over Q3 2003, an increase of 52% versus Q4 2002, and 8% higher than its previous revenue projection for Q4 2003 of approximately $18.8 million.

"We have seen a strong seasonal uplift in the FindWhat.com Network thus far in Q4 2003, leading to today's increase in guidance. Our team continues to execute on our core business, while also signing new deals which we believe will create greater diversification, depth of services, and growth opportunities for our company," said Craig Pisaris-Henderson, chairman and CEO of FindWhat.com.

The Company also announced that it believes its diluted earnings per share ("EPS") for full year 2003 will be $0.51, assuming 22.6 million diluted shares outstanding. The Company believes its pre-tax EPS will be $0.83 per share. The Company's previous guidance was for EPS of $0.50 and pre-tax EPS of $0.81. The Company now expects Q4 2003 EPS of $0.14, and pre-tax EPS of $0.23. The Q4 2003 projections assume approximately 24.0 million diluted shares outstanding.

FindWhat.com's current 2003 quarterly projected revenue, pre-tax EPS, and EPS are listed below. All projected figures are computed in conformity with generally accepted accounting principles (GAAP).


Revenue
Q1 2003 ACTUAL: $15.85 MILLION
Q2 2003 ACTUAL: $17.51 MILLION
Q3 2003 ACTUAL: $17.84 MILLION
Q4 2003 ESTIMATED: $20.30 MILLION
TOTAL 2003 ESTIMATED: $71.50 MILLION

PRE-TAX DILUTED EARNINGS PER SHARE
Q1 2003 actual: $0.20 (21.3 million diluted shares out)
Q2 2003 actual: $0.20 (21.8 million diluted shares out)
Q3 2003 actual: $0.20 (23.3 million diluted shares out)
Q4 2003 estimated: $0.23 (assumes 24.0 million diluted shares out) Total 2003 estimated: $0.83 (assumes 22.6 million diluted shares out)

DILUTED EARNINGS PER SHARE
Q1 2003 actual: $0.13 (21.3 million diluted shares out)
Q2 2003 actual: $0.12 (21.8 million diluted shares out)
Q3 2003 actual: $0.12 (23.3 million diluted shares out)
Q4 2003 estimated: $0.14 (assumes 24.0 million diluted shares out) Total 2003 estimated: $0.51 (assumes 22.6 million diluted shares out)

As of November 30, 2003, FindWhat.com had capitalized approximately $2 million in transaction expenses associated with its announced merger agreement with Espotting. Upon the successful closing of the merger, these and any additional deal expenses would be considered part of the transaction cost; however, in the event the merger agreement is terminated, these and any additional expenses would be written off as a one-time expense on the date of the termination. FindWhat.com's current projections assume that the proposed merger is neither completed nor terminated in 2003; however, a termination in Q4 2003 would materially impact FindWhat.com's reported GAAP 2003 EPS and pre-tax EPS due to the required write-off of transaction expenses.

ABOUT FINDWHAT.COM(R)
FindWhat.com operates online marketplaces that connect the consumers and businesses that are most likely to purchase specific goods and services with the advertisers that provide those goods and services. Online advertisers determine the per-click fee they will pay for their advertisements, which FindWhat.com and its private-label partners such as Terra Lycos's Lycos.com and HotBot distribute to millions of Internet users. The FindWhat.com Network includes hundreds of distribution partners, such as CNET's Search.com, Excite, Webcrawler, MetaCrawler, Dogpile, and Microsoft Internet Explorer Autosearch. Advertisers bid against each other for particular keywords or phrases through an open, automated, bid-for-position system, where the advertisement of the website with the highest bid appears first, with all other advertisers listed in descending bid order. This cost-effective, pay-for-performance model allows Web advertisers to pay only for those prospects which click-through to their sites, and increases their potential for exposure through the millions of advertisements distributed throughout the network per day. More information on FindWhat.com is available on the Company's website at http://www.FindWhat.com.

FORWARD LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, words or expressions such as "plan," "intend," "believe," "project," "guidance," "estimate," and "expect," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include, without limitation, statements addressing future financial and operating results; statements relating to the magnitude, timing, effects, and any synergies that may result from pending acquisitions and strategic relationships; statements about growth of our market; and statements regarding our strategic initiatives and potential charges related thereto.


The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; potential that demand for our services will not continue to increase; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; other economic, business, and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risk that our proposed merger with Espotting or other acquisitions will not be consummated; difficulties executing integration strategies or achieving planned synergies after a merger or an acquisition; the risk that transaction costs relating to pending mergers or acquisitions will be higher than anticipated; the risk that the businesses of FindWhat.com and Espotting will suffer as a result of uncertainty involving the merger; the risk that the continuity of FindWhat.com's and Espotting's operations will be disrupted if the merger does not close; and the risk that Espotting will require more cash than anticipated before closing. Readers also should note that the forward-looking statements may be impacted by several additional factors, including the failure of FindWhat.com's existing infrastructure to adequately support our private label partners' paid listing services, the failure of our private label partners to successfully create and manage paid listings networks, risk that the development and implementation of foreign language versions of our technology will be delayed or not completed when expected, risk that development, implementation and integration costs of our private label partnerships will be higher than anticipated, the inability of our private label partners to leverage off of their existing client bases and potential distribution partners, the failure of the paid listing services market to develop in foreign and local markets as envisioned by FindWhat.com, intense competition in the paid listing services markets abroad and locally in the United States, and economic changes and changes in the Internet industry generally. More detailed information regarding other risks affecting FindWhat.com are set forth in FindWhat.com's filings with the Securities and Exchange Commission, including the Amendment No. 1 to Annual Report on Form 10-KSB for fiscal 2002 and the most recent quarterly reports on Form 10-Q. If any of these risks or uncertainties materializes or any of these assumptions prove incorrect, FindWhat.com's results could differ materially from expectations expressed herein. FindWhat.com is under no obligation to (and expressly disclaims any such obligation to) update or alter the forward-looking statements, whether as a result of new information, future events, or otherwise.